Exhibit 10.7

September 20, 2017

Leasing Agreement

Between

Beijing Oriental Plaza Co., Ltd.

And

Qingdao Puhui Excellent Investment Co., Ltd.

On

Property at Room 6, 9F, West I Office Building, Oriental Trading City, Oriental Plaza No. 1 East Chang’an Street, Dongcheng District, Beijing, China

The Leasing Agreement was signed by both parties on      , 20 .

Contracting parties:

(1) Lessor. The name and basic information are specified in Part 1 of Attached List (the “Lessor” in the leasing agreements contains the inheritor and assignee); and

(2) Lessee. The name and basic information are specified in Part 1 of Attached List (“Lessee”).

Both parties reached an agreement as follows:

1. As per terms and conditions of the Leasing Agreement, the Lessor agrees to lease and the Lessee agrees to rent the tenant unit of building in Part 2 of attached list in Oriental Trade City, Oriental Plaza, No. 1, East Chang’an Street, Dongcheng District, Beijing, the People’s Republic of China, and borrowed supporting materials listed in Appendix IV, including borrowed supporting materials or any other goods provided by the Lessor. The lease term of the tenant unit rented by the Lessee is specified in Part 3 of Attached List, during which the Lessee must pay the rent and management cost listed in Part 4 of Attached List.

2. The standard provisions of Leasing Agreement in attached list and Appendix I of the Leasing Agreement, change and modification of special provisions in Appendix II and appendices of the Leasing Agreement shall constitute an integral part of the Leasing Agreement.

Attached List

Some details are listed in this Attached List. Unless otherwise specified, the words and phrases specified in this Attached List shall have the meaning as follows.

Part 1 - Contracting Parties

Lessor: Beijing Oriental Plaza Co., Ltd.

Address:     No. 1, East Chang’an Street, Dongcheng District, Beijing, China (Zip code 100738)

Lessee: Qingdao Puhui Excellent Investment Co., Ltd.

Address:    F601-A24, Tower B, No. 204, Yan’an 3rd Road, Shi’nan District, Qingdao, Shandong Province

Part 2 - Tenant Unit

Tenant unit: Room 6, 9/F of building (it is drawn in red only for recognizing the plan in Appendix III easily)

Building:   West I Office Building of Oriental Trade City

Building area:     About 192.21m2 (The building area is only for reference. It includes usable area of tenant unit and internal structure and electrical and mechanical equipment area shared proportionally and public facility area for daily operation of building)

Part 3 - Lease Term

Lease term: 26 months and 17 days (containing the starting date and expiration date)

Starting date:     October 15, 2017

Expiration date: December 31, 2019

Part 4 – Rent and Management Cost

Rent:   From Oct. 15, 2017 to Dec. 31, 2017, the rent is RMB 13,027.99 per month and paid as per the Leasing Agreement;

From Jan. 1, 2018 to Dec. 31, 2019, the rent is RMB 60,546.15 per month and paid as per the Leasing Agreement

Management cost is 8,457.24 RMB per month and paid as per the Leasing Agreement

Part 5 - Cash Deposit and Advance Payment

Deposit: RMB 276,013.56 as cash deposit

Prepayment: RMB 85,915.50 as rent and management cost for Oct. 15, 2017-Jan. 14, 2018

Lessor:	Beijing Oriental Plaza Co., Ltd.	(Seal)

Signature of Lessor’s representative:		(signature)

Name of Lessor’s representative:	Jiang Lingfeng

Post of Lessor’s representative	General Manager

Office address	F12, Middle Office Building 2, Oriental Trading City, Oriental Plaza, No.1, East Chang’an Street, Dongcheng District, Beijing, China

Tel.: 85188888		Fax: 85186021

Lessee:	Qingdao Puhui Excellent Investment Co., Ltd.	(Seal)

Signature of Lessee’s representative:		(signature)
Name of Lessee’s representative:	Zhang Zhiguo

Post of Lessee’s representative:	Legal representative

Address:	F601-A24, Tower B, No. 204, Yan’an 3rd Road, Shi’nan District, Qingdao, Shandong Province

Tel.:	18600574513

Appendices
Appendix I:	standard provisions
Appendix II:	Special Clauses
Appendix III:	Plan of Tenant Unit
Appendix IV:	Borrowed supporting material
Appendix V:	Standards for Roughcast Houses

Article 1: Rent, management cost and others

During the whole lease term, the Lessee promises the Lessor the following clauses and agrees with the following:

1.1 (Rent and management cost) The lessee must pay the rent and management cost without any deduction or offset to the bank account designated by the Lessor in written form in the ways specified in the attached list, such as the payable check with the name “Beijing Oriental Plaza Co., Ltd.”, remittance or bank transfer in advance on the first day of each calendar month (hereinafter referred to as the “payment date”) or before that (if the first day of the calendar month is a legal rest day or holiday, the payment date shall be the last workday of last calendar month). If the starting date or expiration date of the lease term is not the first day or last day of the calendar month respectively, the rent of the month shall be paid in proportion as per the rental days. The Lessor has the right to adjust the management cost at any time. The adjustment of management cost (if any) shall be informed to the Lessee in written form and take effect on the date specified in the notice.

1.2 (Advance) While signing this Leasing Agreement, the Lessee must pay the Lessor the advance specified in the attached list, which amounts to (i) the rent and management cost of a month; (ii) if the date on that the lessee shall pay the rent is not the first day of the calendar month during the tenancy term, the rent and management cost shall be calculated in proportion as per the number of days from that day to the last day of the calendar month.

1.3 (Tax) The rents, management costs and other charges paid by the Lessee to the Lessor specified in this Leasing Agreement and other agreements (if there be) on the tenant unit signed by the Lessor and Lessee don’t contain the tax, and related taxes shall be borne by the Lessee. While paying the rent and related charges, the Lessee must pay relevant taxes to the Lessor.

1.4 (Other expenses) The Lessee shall pay all service charges, such as telephone service charge, Internet fee, telecommunications service charge, electric charge, water charge (if applicable) and busy-line charge, and all required connection charges and the deposits of all services. The specific standard and amounts shall be subject to the invoices provided by the Lessor and / or the property manager of the building (“property manager”).

Article 2: Lessee’s obligations

During the whole lease term, the Lessee promises the Lessor the following clauses and agrees with the following:

2.1 (Compliance with laws and regulations) The Lessee must abide by and obey all laws, regulations and provisions related to the use and occupation of the tenant unit or any activities or affairs related to the Lessee, or its employees, agents, contractors, invitees, customers or visitors in the tenant unit made by the government or other competent departments, and shall compensate for the Lessor’s losses caused by the violation of any laws, regulations or provisions mentioned above. Meanwhile, without prejudice to the principles mentioned above, the Lessee shall obtain the government or other related departments’ permissions or approvals of the use or occupation of the tenant unit before starting the business, and shall maintain its validity during the whole lease term. While receiving the notices of the government or related departments on the tenant unit and the obligations in this article, the Lessee shall inform the Lessor in written form.

2.2 (Obligation of receiving the property) The Lessee must receive the tenant unit following all steps and procedures required by the Lessor on the starting date, otherwise the Lessee is still regarded to have received the tenant unit on the starting date and the tenancy term has begun starting from the starting date without damaging the Lessor’s other rights and compensations stipulated in this Leasing Agreement.

2.3 (Internal decoration project) (i) (The obligations before the internal decoration project) Before the internal decoration project (hereinafter referred to as “the project), the Lessee shall:

(a) The Lessee must obtain the written approval of the Lessor on the design drawing and specifications related to the project (the approval shall not be withheld unreasonably); and

(b)  If the project meets all the conditions in the Five Convenience-for-people Measures for Administrative Examination and Approval (hereinafter referred to as the “Convenience-for-people Measures”) made by Beijing Municipal Fire Bureau, the Lessee must go to Beijing Dongcheng District Public Security Fire Detachment to put on an construction record and obtain the Fire Safety Notice on Small-scale Internal Decoration (hereinafter referred to as the “Notice”) issued by the detachment.

If the project doesn’t meet any condition in the Convenience-for-people Measures, the Lessee must obtain a Review Opinion Paper of Fire Protection Design for Eligible Construction Projects issued by Beijing Dongcheng District Public Security Fire Detachment; and

(c) The Lessee must pay the decoration deposit required in the management rules.

(ii) (Construction requirements for internal decoration projects) During the project construction, the Lessee must decorate the tenant unit with an appropriate style for class-A buildings in a proper and skilled mode in all aspects at its own expense in accordance with the design drawing and specification approved by the Lessor, the requirements in the Notice and the opinions and requirements listed in the Review Opinion Paper of Fire Protection Design for Eligible Construction Projects issued by Beijing Dongcheng District Public Security Fire Detachment. The tenant unit shall be maintained properly and in a good condition during the whole the tenancy term.

(iii) (Conditions for using the tenant unit) If the Lessee obtains the Notice issued by Beijing Dongcheng District Public Security Fire Detachment for the project, the Lessee must obtain the acceptance approval from the Lessor on all decoration of the tenant unit after the completion of the decoration project. The Lessee shall not use the tenant unit until the Lessor has approved the acceptance of all decoration of the tenant unit.

If the Lessee obtains the Review Opinion Paper of Fire Protection Design for Eligible Construction Projects issued by Beijing Dongcheng District Public Security Fire Detachment for the project, the Lessee must provide it for the Lessor after the completion of the decoration project. The Lessee shall not use the tenant unit before providing the Review Opinion Paper of Fire Protection Design for Eligible Construction Projects issued by Beijing Dongcheng District Public Security Fire Detachment for the project.

(iv) (Delay to submit the design drawing) if the Lessee delays to submit or resubmit the decoration design drawing and specifications, the start of the tenancy term will not be affected, and the Lessee must pay the rents, management costs and other charges that it shall pay as per this Leasing Agreement.

(v) (Modify the original decoration) If the Lessee intends to modify or permits others to modify the decoration checked and approved by the Lessor or the eligible decoration checked by the fire department (hereinafter referred to as “internal modification”), the Lessee:

(a) Must meet the provision in (i) of this article before the internal modification; and

(b) Must abide by the provision in (ii) of this article during the period of internal modification; and

(c) Must meet the conditions specified in (iii) of this article for using the tenant unit. The Lessee shall not use the tenant unit during the period from the starting date of the internal modification to the date on that the Lessee obtains the acceptance approval issued by Lessor for the decoration after the modification or the Lessee submits the Review Opinion Paper of Fire Protection Design for Eligible Construction Projects issued by Beijing Dongcheng District Public Security Fire Detachment for the decoration after the modification (hereinafter referred to as the “construction period”). If the Lessee needs to continue to use the part of the tenant unit that is not modified during the construction period, the Lessee must appoint a person in charge of safety before the construction, and must provide the Lessor with a commitment letter on safety signed by the Lessee and the person in charge of safety, in which the Lessee promises to take all safety measures during the construction period to avoid any accident occurring in the tenant unit during the construction period.

(vi) (Approval of Lessor) The Lessor’s approval of the Lessee’s decoration design drawing and specifications doesn’t exempt the Lessee form the liability of the decoration design drawing and specifications of the decoration applied by the Lessee to all related competent departments for approval with its own money before the decoration project or it has been approved by the Lessor. The Lessor doesn’t have to take the consequence caused by the Lessee’s failure to observe the provisions made by the related competent departments.

(vii) (Select the construction organization) The Lessee can employ any lawful and qualified construction organization to decorate the unit by itself. However, for the construction works involving sluicing of fire protection, fire alarm system and public area, the Lessee must employ a construction organization accepted by the Lessor, and shall bear the costs by itself. The Lessor will provide the lists of construction organizations accepted by the Lessor mentioned above and the construction organizations with bad records in written form. The Lessor shall not recommend any construction organization to the Lessee or give any privilege to any construction organization.

(viii) (Reasonable modification) The Lessor has the right to reasonably modify the procedures or conditions of the internal decoration project mentioned above as per the requirements of national laws and regulations or related competent departments (including but not limited to Beijing Dongcheng District Public Security Fire Detachment). The related modification will take effect immediately after the Lessor sends a written notice to the Lessee.

2.4 (Obligation of repairing) The Lessee shall maintain all internal nonstructural parts of the tenant unit, such as the floor, indoor plastering or other whitewash or plastering of walls, floors and ceilings, attachments fixed by the Lessor, devices, supporting materials and all attached items. Besides, the Lessee shall remain all items, including but not limited to the doors, windows, power devices, circuits, tubes and pipelines in a good and clean condition, maintain them properly suitable for renting, and protect and whitewash them well.

2.5 (Injury, property loss and damage, compensation and insurance) In the valid period of this Leasing Agreement, the Lessee shall assume the compensation liability for the damage of the tenant unit or any part in it, and any personal injury and / or property loss or damage caused by the events happening in the tenant unit such as fire, explosion, water and smoke or the behaviors, defaults and negligence of the Lessee or its employees, agents, contractors, authorizers, invitees, customers or visitors, and compensate the direct victims for their losses. Moreover, the Lessee shall bear the legal liability for the claim compensation of any nature and person (including the third party), and compensate the Lessor for its loss.

The Lessee shall buy public liability insurance from a prestigious insurance company for the tenant unit with the whole tenancy term specified in this Leasing Agreement as the insurance period. The insurance liability includes but not limited to the damage of the tenant unit or any part in it, and any personal injury and / or property loss or damage caused by the events happening in the tenant unit such as fire, explosion, water and smoke or the behaviors, defaults and negligence of the Lessee or its employees, agents, contractors, authorizers, invitees, customers or visitors. The sum insured shall not be less than RMB 8,000,000.00 (calculated per claim for compensation), or shall be a reasonable amount stipulated by the Lessor. What’s more, it shall be specified in the insurance policy that, without the prior written consent of the Lessor, the insurance bought and its clauses shall not be canceled, amended or restricted, the insurance coverage during the valid period shall not be shortened, the limit of liability shall not be reduced, or the deductibles shall not be increased. The insurance policy bought by the Lessee shall include but not be limited to the following clauses:

1. Liability clauses for fire, explosion, smoke and water;

2. Cross liability clauses;

3. Contracting liability;

4. Liability clauses for the Lessee;

5. Personal injury;

6. Clauses for the reconstruction, expansion, repair and maintenance of the buildings including the tenant unit;

7. Clauses for the Lessor and the property management company entrusted by it as the additional insured.

The Lessee must submit the endorsement of the insurance company and the receipt of the premium or the insurance company’s confirmation letter to the Lessor before the date of receiving the tenant unit, in order to prove that it has bought the sufficient insurance that meets the above agreement from the insurance company, and shall provide the Lessor with a duplicate of the insurance policy mentioned above for the record within two months starting from the date of receiving the tenant unit. If the above insurance expires during the lease term of the tenant unit, the Lessee shall handle a renewal procedure in time and provide the Lessor with a duplicate of the renewal insurance policy and the receipt of the premium or the insurance company’s confirmation letter for the record within one months starting from the expiration date of the last insurance period.

2.6 (Changes of windows or glass curtain wall) The Lessee must pay the Lessor the costs to change the windows, glass or glass curtain wall broken or damaged by the Lessee, or its employees, agents, contractors, invitees, customers or visitors or due to their behaviors or negligence.

2.7 (Access of the Lessor) The Lessee shall permit the Lessor and its authorizers to enter the tenant unit, observe the maintenance state, check the fixed attachments, devices and supporting materials, and carry out any engineering, repair or maintenance of the tenant unit or the building within a reasonable time. However, in an emergency, the Lessor, its employees or agents are able to enter without a prior notice or forcibly enter in necessity. Therefore, the Lessee shall inform the Lessor of the security system installed in the tenant unit and its performance.

2.8 (Notice on repair) The Lessee shall carry out the maintenance that is a duty in this Leasing Agreement immediately when receiving a notice on the maintenance needed from the Lessor or its authorized representative. Otherwise the Lessor and its employees or agents have the right to enter the tenant unit forcibly to carry out the engineering or maintenance in necessity. The Lessee shall bear all related costs.

2.9 (Inform the Lessor of losses or damages) The Lessee shall inform the Lessor of the injury of any person, the loss and damage that the tenant unit suffers, and any accident or damage that happens to the water pipe, electric wire or devices, fixed attachments and devices, or other equipment provided by the Lessor in written form.

2.10 (Directory signboards) The Lessee shall pay the costs to add, repair, alter or change the names on the Directory signboards provided by the Lessor immediately while asking for a request.

2.11 (Exhibition, lease and re-lease) The Lessee shall allow the lessee-to-be to inspect the tenant unit and its all parts within any reasonable time that is informed in advance during the three calendar months before the tenancy term expires.

2.12 (Management rules) The Lessee must observe and perform and shall not violate the provisions specified in the management rules of Article 9.1 of this Leasing Agreement adopted by the Lessor.

2.13 (Supposed behaviors and breach of contract) The Lessee shall be responsible for its employees, agents, contractors, invitees, customers or visitors’ violation, inobservance, nonperformance of any clause, condition, agreement or provision and their behaviors, negligence, nonfeasance and breach of contract to the Lessor, which also shall be regarded as the Lessee’s violation, inobservance, nonperformance of any clause, condition, agreement or provision and its own behaviors, negligence, nonfeasance and breach of contract.

2.14 (Return of the tenant unit) (i) (Conditions for the return of the tenant unit) Regardless of any reason for the dissolution and termination of the contract, the Lessee must return the tenant unit that meeting the following conditions for return to the Lessor on the termination day or before that:

(a) The Lessee has handed over all keys of all parts of the tenant unit held by it to the Lessor.

(b) The Lessee has handed over all keys of all parts of the tenant unit held by it to the Lessor.

(c) While returning the tenant unit: (1) meet Appendix V of this Leasing Agreement, Standards for Roughcast Houses; (2) meet the return state confirmed as per the Table for Acceptance of units of Oriental Trading City; and (3) there is no the Lessee or any third party’s property, fixed attachment, device and additional equipment in the tenant unit; (4) the tenant unit is in a good and clean condition, is suitable for rent and has been maintained properly; and (5) there is no person in the tenant unit.

(d) The Lessee has removed all supporting materials, fixed attachments, devices and additional equipment got from the Lessor and returned them to the Lessor’s warehouse. The Lessee must guarantee that all supporting materials, fixed attachments, devices and additional equipment meet the following requirements when they are returned:

(1) Meet the specifications, models and quantity listed in List of applying supporting materials of [Oriental Trading City] tenant unit confirmed and signed by the Lessor, the Lessee and property manager; and (2) they are in good and clean conditions, are suitable for renting and have been maintained properly.

(ii) (Violation) If the Lessee violates any condition for return mentioned in above (i), the Lessor doesn’t have to return the guarantee deposit or deposit (if there be) paid by the Lessee. In addition:

(a) If the Lessee violates any provision from (1) to (4) in (c) of (i) mentioned above, the Lessee shall pay the Lessor the dismantling and trucking expenses with the standard of RMB800/m2, no matter whether the Lessor does the work by itself or it employs other company to do the work. If the Lessor’s actual dismantling and trucking expenses are more than the standard ofRMB800/m2, the Lessee shall pay the balance to the Lessor.

(b) If the Lessee violates the item (d) in (i) mentioned above, the Lessee must compensate the Lessor as per the Lessor’s quotation.

(iii) (Overdue retention) Without breach of the provisions mentioned above, if the Lessee violates any provision from (a) to (c) in (i) mentioned above, it shall be deemed to be an overdue retention. The Lessee must pay the retention money to the Lessor every overdue day (equivalent to 2 times the daily rent and management cost). Even if the Lessor receives the above retention money, it does not mean that the Lessor accepts the Lessee’s overdue retention. After the termination day, the Lessor has the right at any time:

(a) Change the lockset of the tenant unit.

(b) Cut off the services and / or supply of electric power, air-conditioning, water, telephone, Internet and /or other facilities for the tenant unit and take back the tenant unit without otherwise notice.

(c) Refuse the Lessee or its employees, agents, contractors, authorizers, invitees, customers or visitors to enter the tenant unit. Besides, the Lessee shall undertake all resulting risks and consequences.

(iv) (Items left) If there is still any property (including but not limited to the Lessee or the third party’s items and supporting materials, or ornaments, fixed attachments, devices or additional equipment installed by the Lessee in the tenant unit) in the tenant unit after the termination day:

(a) The Lessee is regarded to have abandoned the ownership of all property in the tenant unit. The Lessee has no right to request compensation or a claim for compensation from the Lessor.

(b) The Lessor obtains the ownership of the property and the ownership of the ornaments in the tenant that whether it is formed.

(c) The Lessor has the right to dispose of the property freely, including but not limited to the ways such as abandoning and selling, and the resulting income belongs to the Lessor (if any), and the costs involved are borne by the Lessee (if any). The Lessor doesn’t have to be responsible for the Lessee or any other person in respect of any loss or damage caused by the disposition or any other disposal method. If any third party claims the ownership of the property form the Lessor, the Lessee must compensate the Lessor for all resulting expenses (including the counsel fee) and the losses.

2.15 (Electrical devices, circuits, pipelines, tubes and others)

(i) a. The Lessee shall install the electrical devices, circuits, pipelines or tubes including but not limited to the cable, telephone wire, network line, cooling water tube (if applicable), living water tube (if applicable) and drainpipe (if applicable) from the Lessor’s connector to the Lessee’s tenant unit and bear the installation cost by itself after the Lessor’s written consent. The ownership of the above electrical devices, circuits, pipelines or tubes installed by the Lessee belongs to the Lessee and shall be repaired and maintained by the Lessee. The installation fee shall be undertaken by the Lessee.

b. If the above power devices, lines, pipes or throat pipes need maintenance in the lease term, the Lessee shall employ the contractor approved by the Lessor for carrying out maintenance works and the expenses arising therefrom shall be undertaken by the Lessee.

c. When this Leasing Agreement is terminated (including the early termination for any reason), the Lessee needs to remove the above electrical devices, circuits, pipelines or tubes installed by the Lessee itself, and rehabilitate the places where the above electrical devices, circuits, pipelines or tubes are located. The Lessee shall employ the contractor approved by the Lessor to dismantle above power devices, lines, pipes or throat pipes. In the installation, maintenance or removal process, the Lessee shall compensate damage of the building or equipment, facilities and devices in the building or the tenant unit of other lessees or the tenant unit of the Lessee and supporting materials, fixtures, devices and additional equipment to be returned to the Lessor.

(ii) If there is a danger or unsafety or the Lessor or a related public utility company makes a reasonable request, the Lessee shall repair and change the above electrical devices, circuits, pipelines or tubes installed by it, and the Lessee must appoint one of the contractors accepted by the Lessor for the electric power engineering of the fire fighting system (including the temperature detector, smoke detector, etc.) and the circuit engineering from the electric meter room to the Lessee’s main electric system. The Lessee shall allow the Lessor or its agents to test the fire fighting device, air conditioner and the circuits, tubes or pipelines installed by the Lessee in the tenant unit at any reasonable time as required.

2.16 (Cleaning and cleaning contractor) The Lessee shall always maintain the tenant unit, including the elevator and hall when the Lessee occupies the whole floor, in a clean and sanitary condition and state.

2.17 (Cleaning of sewer) The Lessee shall pay the Lessor all costs for cleaning, repairing or replacing a sewer or sanitation facility or a plumbing installation blocked or decommissioned due to inadvertent or improper use or negligence of the Lessee or its employees, agents, contractors, invitees, guests or visitors, and compensate the Lessor all expenses, claims or damages arising therefrom.

2.18 (Protection in severe weather) The Lessee shall take all reasonable precautions to protect the tenant unit from thunderstorms, heavy rain, heavy snow or damage in severe weather, in particular, lock all external doors and windows in aforesaid severe weather conditions.

2.19 (Windows) Except emergent conditions like fire, the Lessee shall keep all windows closed.

(1) For personal injury or property loss of the Lessor or any third party directly or indirectly caused by open windows of the tenant unit, if the Lessor reasonably regards that the life or property safety of the Lessor or any third party are threatened, including but not limited to goods put and hung at the window edge, goods stretching out the window, drop risk or goods dropped, the Lessor has no need to issue the notice for closing windows to the Lessee, while the Lessee shall pay liquidated damages to the Lessor at standard of RMB 5,000.00 per window not closed (hereinafter referred to as “liquidated damages for open windows”). For any direct or indirect injury or property loss of the Lessee or any third party caused by not closing of windows of tenant unit, the Lessee shall claim for compensation from the Lessor or a third party.

(2) If the Lessor discovers that all windows of the tenant unit are not closed (except in emergent conditions like fire),

(i) The Lessor has the right but is not obliged to enter the tenant unit and close all open windows. And

(ii) The Lessor shall notify the Lessee in writing for closing windows in one hour (hereinafter referred to as “Notice for closing windows”). If windows are not closed in one hour after the Lessor issues a notice for closing windows to the Lessee, the Lessor shall issue a fine notice to the Lessee and the Lessor shall pay liquidated damages for open windows (RMB 5,000/window not closed) to the Lessor to compensate energy cost like extra expenditure on air conditioning and heating, window maintenance cost and labor cost of the Lessor due to windows not closed. If the Lessor discovers that some windows of tenant unit are not closed after the notice for closing windows is issued, no matter whether the Lessor paid liquidated damages for open window before, the Lessor has the right to issue a fine notice to the Lessee again and the Lessee shall pay liquidated damages for open windows to the Lessor. And

(iii) The Lessor has the right to exercise relevant rights under 7.1 of this Leasing Agreement.

(3) Unless there is concrete evidence proving that the Lessor has an error in recording the Lessee’s failure to close the window, the record of the Lessor shall be deemed as correct. The Lessor has the right to issue a notice for closing windows to the Lessee as per its record.

(4) It shall be deemed as completion of full service if the Lessor issues a notice for closing windows and fine notice to the tenant unit.

2.20 (Service personnel entrance and elevator) The Lessee can only load and unload goods at the freight entrance or by the freight elevator in the goods loading time specified by the Lessor from time to time.

2.21 (Handling of waste and garbage) The Lessee shall remove or dispose garbage and waste at a place in the building specified by the Lessor from time to time.

2.22 (Commercial activities) The Lessee shall carry out commercial activities without damage to the goodwill and reputation of the building as Grade A office building.

2.23 (Liquidated damages) The Lessee shall make full compensation to the Lessor for all lawsuits, claims, losses, damages, expenses and attorney’s fees caused by the Lessee’s breach, non-compliance or failure to comply with terms, conditions, agreements or provisions of this Leasing Agreement, or any works carried out by the Lessee in the tenant unit in any time, or objects attached to or raised from the tenant unit by the Lessee at present or in the lease term, or any behavior, negligence or default of the Lessee.

2.24 (Waiver of preemptive right) The Lessor notifies the Lessee: the Lessor may sell or mortgage the tenant unit or building, and the Lessee hereby declares that it knows the above notice, and the Lessee agrees to waive the preemptive right to purchase the tenant unit.

2.25 (Safety responsibility clause) In exercise of rights and obligations under the Contract, the Lessee shall:

(i) Strictly comply with all laws and regulations relating to safe production, fire control and security like Law of the People’s Republic of China on Safe Production, Regulations on Safe Production of Beijing, Fire Control Law of the People’s Republic of China, Fire Control Regulation of Beijing, Law of the the People’s Republic of China on Public Security Administration, Regulations on Internal Security Defense of Enterprises and Institutions, Regulations on Internal Security Defense of Office Building in Beijing, various safety system, internal security defense working regulations of office building of the Lessor, cooperate with the Lessor for hidden danger identification and governance, equipment maintenance, dangerous source point monitoring, safety training, daily safety check, emergency rescue drill, etc.; (ii) Be solely responsible for security defense, internal staff and vehicle management in the tenant unit; (iii) Not use the tenant unit for unlawful and criminal activities; (iv) Install and use technical and defense equipment as per the specification and ensure technical defense and physical defense materials in the tenant unit in good condition; (v) Provide basic condition of the Lessee to the Lessor and property manager, including organization name, registered address, legal representative, employees, organization nature, scope of business, head of security, vehicle registration information and internal precious object management measures of the Lessee to ensure the personal and property safety of the Lessee, the Lessor, employees, agent, contractor, invitees, workers and a third person in the lease term. For the responsibility, loss, claim or litigation relating to personal casualty, property damage or other losses of employees, agents, contractors, invitees, workers and third persons of any party caused by the Lessee’s violation of above relevant laws and regulations and various safety systems of the Lessor, the Lessee shall assume all responsibilities and compensate the Lessor all losses arising therefrom. If it constitutes a crime, the Lessee shall undertake relevant criminal responsibility.

2.26 (Industrial and commercial registration) After expiration or termination of the Leasing Agreement, the Lessee shall not take the tenant unit as domicile or business premise. If the Lessee has obtained the business license of using the tenant unit as domicile or business premise, the Lessee shall cancel the business license or change the domicile or business premise on the business license and provide relevant writing evidence to the Lessor within one month after expiration or termination of the Leasing Agreement.

Article 3: Obligations of the Lessor

The Lessor agrees with the following:

3.1 (No interference) Provided that the Lessee pays rent, management cost and other payables in the period and manner specified by the Leasing Agreement and fulfills terms, conditions, agreement and regulations of the Lessee under the Leasing Agreement, the Lessee is allowed to use the tenant in the lease term without interference from the Lessor or any personnel who has the right to exercise rights by the Lessor, excluding reasonable interference caused by decoration, renovation, change and/or repairing works in, out and/or of the building by the Lessor, property manager or other tenants.

3.2 (Roof and main structure) Keep the main structure of building in good maintenance condition.

3.3 (Decoration) Make all necessary decoration in the public area of building as the Lessor thinks necessary.

3.4 (Cleaning) Keep the public area, public toilet and other sharing parts of building clean and in good condition.

3.5 (Sharing facilities) Keep lifts, escalators, fire fighting and safety facilities, air-conditioning equipment and other public service facilities of building in normal operation condition.

3.6 (Directory signboards) Provided that the Lessee obtains business license for tenant unit as residence or business location, the Lessor shall provide standard directory signboards at the lobby and corresponding floors of building and assign positions to the Lessee, and the Lessor shall add names of the Lessee in uniform font or character standard specified.

3.7 (Air conditioning supply) Provide air conditioning service to the tenant unit from 7:30am to 8:00 pm on the working day or other time specified by the Lessor from time to time. No air conditioning service will be provided on non-working day (such as Saturday and Sunday (except that Saturday and Sunday are adjusted as working day as per notice from the General Office of the State Council) and holidays and festivals). If the Lessee needs air conditioning service beyond above supply time, the Lessor can provide air conditioning service after receiving reasonable prior notice from the Lessee. Additional air conditioning fee shall be determined by the Lessor and notified to the Lessor from time to time, while the Lessee shall pay the fee in time after receiving the notice of payment.

Article 4: Restrictions and prohibitions

The Lessee and the Lessor agree with the following:

4.1 (Installation and change) Without prior written consent of the Lessor (the consent should not be unreasonably withheld), the Lessee shall not erect, install or change supporting materials, fixtures, partitions or other erected items or devices in the tenant unit or any part, nor permit or tolerate others to install or add power device, line, pipe, throat pipe and other devices or install external power line, pipe, throat pipe with weight higher than original load of floor or use power equipment, apparatus or machine other than independent measuring meter of the Lessee. The Lessor shall have the right to specify the weight limit of safe and other heavy equipment and limited installation position, put the safe and other heavy equipment on the volume and material support to scatter the weight as the Lessor thinks necessary. For any approved project, the Lessee and its employees, agents, contractors and workers shall fully cooperate with the Lessor and its employees, agents, contractors and workers and other tenants or contractors carrying out works in the building. The Lessee and its employees, agents, contractors and workers shall follow and abide by instructions and guides for the project given by the Lessor or its representative.

4.2 (Rules for starting operation) The Lessee must (i) obtain an unconditional completion/approval certificate for all works and installation of tenant unit issued by competent department in accordance with law for operation of the tenant unit (including but not limited to Review Opinion Paper of Fire Protection Design for Eligible Construction Projects issued by Beijing Dongcheng District Public Security Fire Detachment relating to all decoration of the tenant unit); and (ii) In the lease term, if the Lessee shall submit effective completion/approval certificate (including but not limited to Review Opinion Paper of Fire Protection Design for Eligible Construction Projects issued by Beijing Dongcheng District Public Security Fire Detachment relating to all decoration of the tenant unit) to the Lessor, the Lessee can use and occupy the tenant unit for business or operation (no matter for temporary or other natures), otherwise, the Lessor can reject to provide necessary facilities and service, including power supply and air conditioner, to the tenant unit at its discretion.

4.3 (Signs) The Lessee shall not or permit or tolerate others to put or display billboards, signs, decoration, advertisement or other patterns visible from outside in the tenant unit or outside, no matter whether there is decorative lighting; the Lessee shall have the right to remove them. Relevant expenses and expenditures shall be undertaken by the Lessee, only if:

(i) The Lessee shall have the right to display its name of specified letters and/or character son the directory signboard of building lobby and corresponding floor by English and Chinese and the letters and characters and addition or change shall be done by the Lessor at the cost of the Lessee; and

(ii) The Lessee shall have the right to paste its name (in volume letter and/or character approved by the Lessor) on the gate at the cost of the Lessee.

Except the aforesaid (i) and (ii), the Lessee shall not or permit or tolerate others to change the appearance of tenant unit or building or do behaviors with adverse effect.

4.4 (Usage) The Lessee shall not use or permit or tolerate using the tenant unit for purposes other than office of the Lessee.

4.5 (Illegal or immoral use) The Lessee shall not use or permit or tolerate any illegal, immoral or improper usage of the tenant unit.

4.6 (No soliciting) The Lessee shall not allow its employees or agents to carry out business to solicit or assign leaflets, circulars or promotional materials out of the tenant unit or in the building or at adjacent place.

4.7 (Auction and exhibition) The Lessee shall not hold or allow or tolerate the exhibition, auction or relevant sales activities of any objects or properties in the tenant unit.

4.8 (Lodging or household purpose) The Lessee shall not use or permit or tolerate others to use the tenant unit or any part as a dormitory.

4.9 (Manufacture or storage of goods) The Lessee shall not use or permit or tolerate others to use the tenant for production, manufacture or fabrication of goods or products or storage of goods and products, except few samples or exhibits reasonably required for the business of the Lessee.

4.10 (Explosives or dangerous goods) The Lessee shall not store or permit or tolerate others to store any weapons, ammunition, gunpowder, potassium nitrate, kerosene or other explosive, flammable, dangerous or illegal substances. In the lease period, the Lessee shall not use the tenant unit or any part for purposes that may cause the Lessor suffer penalty, confiscation or punishment as per existing laws of the People’s Republic of China.

4.11 (Blockage of channel) The Lessee shall not use or permit or tolerate others to use boxes, package, waste or other objects or barriers of any type or nature to block passageway, staircase, platform, channel, escalator, lift, lobby or other public parts of building. If the Lessor thinks proper, the Lessor has the right to remove or dispose boxes, package, waste or other objects or barriers without prior notice. The Lessor shall assume no responsibility and the cost shall be undertaken by the Lessee.

4.12 (Objects in the public area) Before obtaining the written content of the Lessor, the Lessee shall not pave, install or lay any time, cable or other objects at passageway, staircase, platform, channel, lobby or other public parts of building.

4.13 (Lease & transfer) The Lessee shall not transfer, sublease or waive using by other modes or occupy or transfer the tenant unit or any part or any benefits, nor permit or tolerate any personnel not a party to the Leasing Agreement to use, own, occupy or enjoy the arrangement or transaction of the tenant unit or any part, no matter whether rent or other costs are paid. For the avoidance of doubt, the Lessee expressly agrees that the Leasing Agreement is only signed by the Lessee.

4.14 (Violation of insurance regulations) The Lessee shall not do or permit or tolerate others to do behaviors, actions, matters that may cause fire insurance and/or other insurances and/or third party liability insurance of any building and/or tenant unit invalid or increase the insurance premium. If the Lessee’s behaviors or behaviors, actions, matters or things permitted or tolerated by the Lessee increase the insurance premium, the Lessor has the right to claim for increased premium from the Lessee and the above rights of the Lessor may not influence any other rights or compensation under the Leasing Agreement. Meanwhile, the Lessee shall provide relevant supporting documents or other necessary assistance at the request of the insurance company.

4.15 (Air conditioner) The Lessee shall not install additional air conditioner other than that provided by the Lessor.

4.16 (Vehicle parking) The Lessee shall not park vehicle or hinder or use parking space, driveway, vehicle entrance or designated loading area of building by other means, nor permit employees, agents, customers, invitees or visitors of the Lessee to do so, while management rules formulated as per Article 9 of the Leasing Agreement are excluded.

4.17 (Use of building name) Without written consent of the Lessor, the Lessee shall not use or permit others to use the Lessor or building name/signs or other parts for business or operation of the Lessee or for other purposes, nor use or permit others to use the whole or part of name/signs or building or tenant unit on pictures, icons or similar identifications; except for showing business address of the Lessee.

4.18 (Damage of wall and ceiling and others) Without written consent of the Lessor, the Lessee shall not engrave, damage, destroy, drill nails or screw spikes, make marks or damage doors, windows, wall, beams, structures or any piping system, sanitary or air conditioner or devices of the tenant unit or tolerate above behaviors nor damage or penetrate through the ground or floor.

4.19 (Damage of public area) The Lessee shall not damage or destroy any part of public area, including but not limited to decoration, stair, lift, escalator, surrounding trees, plants or shrubs, etc.

4.20 (Disorder or interference) The Lessee shall not do or permit or tolerate others to do behaviors or matters that may cause nuisance or interference to the Lessor or other office tenants or occupiers in the building.

4.21 (Noise) At any time, the Lessee shall not cause or permit or tolerate others to cause disturbing noise in the tenant unit or play music or make noise audible outside (including sound produced by broadcasting or any device capable of producing, playing, receiving or recording sound).

4.22 (Sanitary ware) The Lessee shall not use or permit others to use the sanitary ware in the tenant unit or public area of building for purposes other than intended purpose, nor throw objects not consistent with intended purpose or permit or tolerate others to throw such object in the sanitary ware. The Lessee shall pay the Lessor all expenses for damage, blockage or destroy caused by violating this article.

4.23 (Animal. pet and pest breeding) The Lessee shall not or permit or tolerate others to breed animals or pets in the tenant unit, and the Lessee shall take all steps and precautions required by the Lessor to prevent pest breeding in the tenant unit or any other parts at its own cost.

4.24 (Preparation of food and prevention of odor) The Lessee shall not cook or prepare or permit or tolerate others to cook or prepare food in the tenant unit, nor urge or permit unpleasant or peculiar smell scattered in the tenant unit.

4.25 (Antenna) The Lessee shall not erect any antenna on the roof or wall of building or ceiling or wall of the tenant unit nor interfere with, move, remove or change the public antenna (if any) provided by the Lessor.

Article 5: Exceptions

The Lessor shall not be liable to the Lessee, occupier or any other person, unless it is caused by the serious negligence of the Lessor, its employees or agents:

5.1 (Lift, escalator, air conditioner and others) The Lessee, occupier or any other personnel suffer personal or property damage, loss, damage or casualty due to defect or fault of lift, escalator, fire prevention and security device, air conditioner, telecommunication or other facilities in the tenant unit or building; or

5.2 (Power and water supply) The Lessee, occupier or any other personnel suffer personal or property damage, loss, damage or casualty due to fault, malfunction, explosion or suspension of power supply or water supply of the building or tenant unit; or

5.3 (Fire disaster, flood and pest breeding) The Lessee, occupier or any other personnel suffer personal or property damage, loss, damage or casualty due to fire, smoke, smell or material leakage, flood or water leakage, rain water or rainstorm flooding in the building or tenant unit or activities of mice or other pests in the building; or

5.4 (Security) For security or keeping of the tenant unit or any personnel or objects, especially not limited to the foregoing general rules, the security officer or any property motor or electric alarming system of Lessor or property manager shall not relieve the Lessor or property manager from the safety responsibility of the tenant unit or any objects and the Lessee shall be fully responsible for the safety of tenant unit and objects.

5.5 (Non-execution) Any injury, loss, damage or death incurred or caused by non-execution of management rules of Article 9 or anybody’s disobeying management rules.

In any above conditions, rent or management cost or any part to be paid by the Lessee under the Leasing Agreement shall not be reduced or paid.

Article 6: Reduction in rent

If the tenant unit or any part is not suitable for use due to damage or destroy caused by fire disaster, severe weather, natural disaster, force majeure or other causes not directly or indirectly attributed to behavior or negligence of the Lessee, the rent shall be temporarily not paid proportionally as per damage nature or severity degree of the tenant unit till the tenant unit is repaired or recovered. If the Lessor regards that it’s not economical or suitable for practical operation, the Lessee is no obliged to repair the tenant unit or recover it to original state. If the tenant unit is completely or basically damaged or destroyed to the extent of not suitable for use, it’s not properly repaired or recovered to original state within six months after the damage, any party has the right to issue a written notice to the other party to terminate this agreement when the damage is properly repaired and the tenant unit is recovered to original state, without endangering one party’s rights and compensations relating to prior claims or violation of the Leasing Agreement to the other party, nor influencing the Lessor’s rights and compensation of relevant rent, management cost and other expenses payable under the Agreement.

Article 7: Breach of contract

It’s further agreed and declared the following:

7.1 (Violation) Without prejudice to Article 8.1, if (i) rent, management cost and/or other amount (including but not limited to overdue fine) to be paid by the Lessee as per the Leasing Agreement or any part are not fully paid within fourteen days after the payment date agreed in the Leasing Agreement (no matter whether the Lessee is required to make payment or not); or (ii) the Lessee violates, disobeys or fails to fulfill terms, conditions agreement or regulations herein; or (iii) assets of the Lessee are seized, confiscated or detained by the People’s Court or any competent department; or (v) the Lessee is forced to go bankruptcy or liquidation; or (vi) in other conditions, the Lessee fails to pay a debt (including but not limited to non-payment of amount payable within fourteen days after expiration of payment date as specified in the Leasing Agreement (or Leasing Contract) for the Lessee leasing other tenant units in Oriental Economic and Trading City Office Building) or sign debt restructuring agreement or debt payment arrangement with the debtor or legal executive action of the tenant unit (“default”), the Lessor can cut off all power supply, air conditioner, water, telephone, Internet and/or other facilities service and/or supply of the rental office, but the Lessor must notify the Lessee in writing of its intention three days in advance. If the default is not corrected within seven days after the Lessor issues a written notice to the Lessee, the Lessor can exercise following rights (“remedies”):

(i) Enter or re-enter the tenant unit or any part to take back the tenant unit;

(ii) Terminate the Leasing Agreement but not influence the Lessor’s rights of filing lawsuits against the Lessee due to the Lessee’s violation or non-compliance or non-execution of agreement, regulation and conditions not resolved;

(iii) Not return margin or other deposits paid by the Lessee and not influence the Lessor’s rights of making reduction and claiming for extra compensation as per Article 7.6 and 8; and

(iv) Do any legal matters and/or legal action as the Lessor thinks necessary or appropriate to correct the breach.

All relevant expenses and expenditures for disconnecting and re-connecting power supply, air conditioner, water, telephone, Internet and/or other facilities incurred to the Lessor shall be paid by the Lessee. The Lessor can recover expenses as amount due from the Lessee or deduct it from the deposit paid by the Lessee as per Article 8 of the Leasing Agreement.

7.2 (Failure to pay prepayment and deposit) If the Lessee fails to pay deposit and prepayment in the amount specified in Part 5 of schedule of the Leasing Agreement or manner specified in the Leasing Agreement on or before the date of signing the Leasing Agreement, the Lessor has the right to exercise following rights without prior notice and the Lessee has no right to put forward any objection or claim:

(i) Cut off all power supply, air conditioning, water, telephone, Internet and/or other facilities service and/or supply (if applicable) of rental offices;

(ii) Enter or re-enter the tenant unit or any part to take back the whole tenant unit (if applicable);

(iii) Terminate the Leasing Agreement but not influence the Lessor’s rights of filing lawsuits against the Lessee due to the Lessee’s violation or non-compliance or non-execution of agreement, regulation and conditions not resolved;

(iv) Not return prepayment (if any) or guarantee deposit (if any) and other deposits (if any) paid by the Lessee and not influence the Lessor’s rights of making reduction and claiming for extra compensation as per Article 7.6 and 8;

And

(v) Do any legal matters and/or legal action as the Lessor thinks necessary or appropriate to correct the breach.

All relevant expenses and expenditures for disconnecting and re-connecting power supply, air conditioner, water, telephone, Internet and/or other facilities incurred to the Lessor shall be paid by the Lessee. The Lessor can recover expenses as amount due from the Lessee or deduct it from the deposit paid by the Lessee as per Article 8 of the Leasing Agreement.

7.3 (Receiving rent and administrative fee) The Lessor receiving rent and administrative fee shall be not deemed as that the Lessor waives the right of filing lawsuit against the Lessee for breach, non-compliance or non-execution of agreement, regulations and conditions under the Leasing Agreement.

7.4 (Payment order) If the rent payable of the tenant unit is not prepaid in the time and manner specified above, it shall be deemed as arrears. In this case, the Lessor can apply to the People’s Court for the payment order as per Article 214 of the Civil Procedural Law of the Peoples Republic of China and expenses and expenditures arising therefrom shall be undertaken by the Lessee.

7.5 (Overdue fine) Without prejudice to other rights and compensation, if rent, management cost or expenses or any part payable by the Lessee as per the Leasing Agreement are not paid in the manner and time specified in Article 1 herein, the Lessee shall pay overdue fine of 0.1% of total amount payable per day. The overdue fine shall be calculated from the date of payment specified to the day before actual payment (the date of payment and the day before actual payment shall be included).

7.6 (Commitment) Under no circumstance except force majeure, the Lessee shall not terminate this Agreement early in the lease term as agreed. If the Lessor terminates this Agreement due to the Lessee’s default, the Lessor shall not return margin or other guarantee deposit (if any) paid by the Lessee, the Lessee shall pay rent payable of lease term not completed to the Lessor (the sum of margin or other guarantee deposit (if any) paid by the Lessee and rent for lease term not completed shall be the liquidated damages paid by the Lessee due to the Lessee’s default). If losses caused by the Lessee’s default to the Lessor exceeds the above liquidated damages, the Lessee shall compensate the extra part to the Lessor.

7.7 (Exercise of rights) If the Lessor issues a written notice of taking back the tenant unit and terminating this Leasing Agreement in a specified form to the Lessee, it means that the Lessor has fully exercised the rights and the Lessor has no need to actually enter the tenant unit. When issuing a written notice of taking back the tenant unit, the tenant unit shall be deemed as being taken by the Lessor and the Lessee shall be deemed as being expelled from the tenant unit. Thereafter, the Lessor has the right to dispose any objects or real objects left in the tenant unit as its intention, but the Lessor shall assume no responsibility for the Lessee.

Article 8 Deposit

8.1 (Delivery and usage) The Lessee shall pay deposit specified in the Leasing Agreement to the Lessor when signing the Leasing Agreement (“deposit”). The deposit is used to ensure and guarantee that the Lessee will abide by and fulfill obligations to the Lessor under the Leasing Agreement or for other reasons. If the Lessee fails to make payment to the Lessor in time, the Lessee has the right to deduct the payment from the deposit.

8.2 (Make up) If the Lessor deducts amount payable by the Lessee from the deposit, the Lessor can issue a written notice to the Lessee for making up the deposit. The Lessee shall make up the deposit deducted within seven days after receiving the written requirement from the Lessor.

8.3 (Refund) Unless the deposit is completely deducted or not refunded as specified in the Leasing Agreement, the Lessor shall refund the deposit (or balance) without interest to the Lessee within thirty days after the following conditions.

(a) Upon expiration of the Leasing Agreement, the Lessee returns the tenant unit in good condition to the Lessor as per Article 2.14 of the Leasing Agreement;

(b) The Lessee has solved and fulfilled reasonable requirements of the Lessor in respect of the Lessee’s breach of contract;

(c) The Lessee has settled telephone, telecommunication and electricity account;

(d) The Lessee has paid all amounts (if any) payable to the Lessor;

(e) The Lessee has provided written evidence (if any) to the Lessor as per Article 2.26 of the Leasing Agreement;

(f) The Lessee shall provide all reasonable assistance to the Lessor as per requirements of the Lessor (such as bank account data provided).

8.4 (Delay) The Lessor shall be not responsible for delay refund of deposit caused by its fault. The delay includes but not limited to bank transfer or remittance delay and delay caused by bank system or program error.

Article 9: management rules

9.1 (Formulation of management rules) To ensure the building and Oriental Plaza as first-class projects and comply with laws, regulations or stipulations of relevant departments, the Lessor has the right to ask the Lessor in writing of proposing, introducing, modifying, adopting or canceling management rules for the use, decoration of parking spaces, access, operation, management and maintenance of building and/or development projects at any time as the Lessor thinks necessary (“management rules”).

9.2 (Conflict) Management rules are only supplement of the Leasing Agreement and its content shall not make provisions invalid in any mode. If management rules are conflicted with provisions of the Leasing Agreement, provisions of the Leasing Agreement shall prevail.

Article 10: Interpretation and others

10.1 (Title and index) Title and index (if any) are only guiding instructions for the Leasing Agreement and not a part of the Leasing Agreement, which may not influence or limit the interpretation or elaboration of the Leasing Agreement.

10.2 (Tolerance and non-waiver) The Lessor’s tolerance, forgiveness or pardon of non-execution, violation, inobservance or non-fulfillment of the responsibility under the Leasing Agreement of the Lessee for one or more times shall not be deemed as that the Lessor waives the right for continuous or repeated non-execution, violation, inobservance or non-fulfillment of the Lessee, nor eliminate or affect the rights and compensations of Lessor under this Leasing Agreement for such continuous or subsequent non-performance or breach of the Lessee. Unless the Lessor signs a written declaration to waive the right, any behavior or negligence of the Lessor shall not be deemed or inferred as waiver. The Lessor’s consent is only suitable for designated special matters and it shall not be deemed as waiver or cancellation of relevant provisions nor understood as exemption the Lessee from applying to the Lessor for other special written consent in the future, except as expressly provided in the consent.

10.3 (Time limit of complaint) If the Lessee knows or should know the default of Lessor, the Lessee shall make a written complaint to the Lessor within thirty days after knowing the default. If the default is related to decoration of tenant unit or construction or the default occurs in the decoration or construction period of tenant unit, the Lessee shall make a written compliant to the Lessor within seven days after knowing the default. If the Lessee fails to make a written compliant to the Lessor within the aforesaid period, it shall be deemed as that the Lessee waives the right of complaint of default and investigating the responsibility of the Lessor.

10.4 (Lessor’s rights of public area and public facilities) The Lessor reserves the right to remove, cancel and re-set the public area and public facilities of the building and other parts (excluding the tenant unit) in a proper manner or change or modify, add or carry out works to limit the access or right of passage, which actually or theoretically not constitute forced moving of the Lessee and cause any responsibility to the Lessee.

10.5 (Service of notice) Any notice to the Lessee shall specify name and address, and be sent to the Lessee by prepaid postage or sent to the tenant unit or business address or residential address in Beijing, China finally known by a specially assigned person, which shall be deemed as sufficient service. Any notice to the Lessor shall specify name and address, and be sent to the Lessor by prepaid postage or sent to address in the Leasing Agreement or other addresses notified by the Lessor from time to time, which shall be deemed as sufficient service.

10.6 (Excluding other guarantee) The Leasing Agreement is the only agreement signed by both parties through negotiation and replaces all previous statements, agreement, commitments or guarantees. Parties haven’t made other statements or guarantees relating to the lessor, lessor, building or tenant unit. Statement or guarantee expressly made or implied shall be deemed as waiver.

10.7 (Name of building) The Lessor reserves the right to decide re-naming the whole development project and building right and change, replace or cancel original name without paying any compensation to the Lessee or assuming any responsibility for the Lessee. Meanwhile, payables like rent or management cost or any part to be paid by the Lessee under the Leasing Agreement shall not be reduced or paid. The Lessor shall exercise the right to notify the Lessee.

10.8 (Business license) Before the Leasing Agreement is signed, if the Lessee is a company registered and incorporated in the territory of the People’s Republic of China, the Lessee shall submit the copy of business license issued by relevant competent department of the Government of the People’s Republic of China to the Lessor. If the Lessee is a company registered and incorporated out of China, in Hong Kong, Macao or Taiwan regions, the Lessee shall submit the copy of certificate of incorporation issued by relevant competent department at the place of incorporation of the Lessee and certified copy (if applicable) of regulations or Articles of Association and board meeting record of authorized representative signing the Leasing Agreement to the Lessor for verification. Without prejudice to foregoing, the Lessee makes statement and guarantee to the Lessor that it possesses all necessary ability and right to sign the Leasing Agreement and fulfill its obligations. The Lessee’s representative signing the Leasing Agreement has been granted with corresponding power and provided relevant letter of authorization to the Lessor. In the valid lease term, if the business license or certificate of incorporation of the Lessee are subject to annual inspection of relevant competent department or changed, the Lessee shall provide the copy of latest business license or certificate of incorporation to the Lessor in time.

10.9 (Housing property condition) Provided that the Lessee signs the Leasing Agreement, abides by and implements terms and conditions of the Leasing Agreement, the tenant unit shall be handed over as it is to the Lessee by the Lessor on the date of delivery. The Lessee shall accept the tenant unit as per the Leasing Agreement and regard that it has met firefighting acceptance specification and it’s available for leasing.

10.10 (Refund to the payment agent) If the Lessee makes payment to the Lessor through a third party (“payment agent”), the Lessor has the right to pay refund to the payment agent (if any). The Lessor paying refund to the payment agent shall be deemed as refund to the Lessee.

10.11 (Reasonable assistance/payment mode) The Lessee shall provide all reasonable assistance to the Lessor relating to refund matters as per requirements of the Lessor (such as bank account data provided). The refunding mode shall be reasonably determined by the Lessor. The Lessee may not ask the Lessor:

(a)  to refund in cash (unless that relevant amounts was paid to the Lessor in cash at that time);

(b)  to refund to the account specified by the Lessee (unless that relevant amount is paid through the account);

(c)  to refund to any third party.

10.12 (Exchange rate risk/bank charge) The Lessor shall pay any refund to the Lessee in RMB. If the Lessee’s bank account is not RMB account in the territory of China (excluding Hong Kong, Macao and Taiwan), the Lessor’s refund (if any) may be converted to foreign currency as per exchange rate of the bank. The exchange rate specified by the bank may be not reasonable. The bank may charge commission. All exchange rate risk and expenses shall be undertaken by the Lessee.

10.13 (Applicable law and jurisdiction) The Leasing Agreement is governed by and interpreted in accordance with the law of the People’s Republic of China. If any dispute is not resolved through negotiation between the Lessor and the Lessee, any party of the Leasing Agreement can submit the dispute to the People’s Court with jurisdiction at the tenant unit for solution.

10.14 (Signing and language version) The Leasing Agreement shall have three Chinese originals, two for the Lessor and one for the Lessee. If the Lessor provides English translation version of the Leasing Agreement, the English version shall be only for reference by the Lessee. The Lessor shall not guarantee that the English translation content and the meaning and expression of the English wording are exactly the same as the original Chinese. In case of divergence or meaning difference, Chinese original shall prevail.

10.15 (Confidentiality) The Lessee hereby promises and guarantees to keep trade secret of the Lessor confidential, including but not limited to the Leasing Agreement, other agreement, statement, negotiation content before the Leasing Agreement is signed or trade secret known from the tenant unit, and take effective confidential measures to avoid disclosing above content or trade secret to any third party (except disclosure to the Lessee’s attorney or relevant staff or agent signing and executing the Leasing Agreement, excluding disclosure of judicial or administrative order made by the national authority, public institutions, court or social organizations), not use the content or trade secret in any form; otherwise, it shall be deemed as default in Article 7.1 of standard provisions of the Leasing Agreement, and the Lessor has the right to make remedies as per the provisions.

10.16 (Declaration of non-related person) The Lessee understands that Hui Xian REIT (stock code: 870010 is the actual holder of the Lessor, a real estate investment trust listed in the Stock Exchange of Hong Kong Co., Ltd. and bound by Rules for Real Estate Investment Trust issued and revised by Hong Kong Securities and Futures Commission from time to time. The Lessee confirms and guarantees that it’s not “related person” of Hui Xian REIT. “Related person” refers to “related person” defined in Article 8.1 of Rules of Real Estate Investment Trust. If the Lessee becomes the “related person” of Hui Xian REIT in the future, the Lessee shall notify the Lessor in writing as quickly as possible. In the lease term, if the Lessee fails to notify the Lessor or confirm the Lessee is a related company or person, the Lessor shall regard the Lessee as non-related person of the Lessor:

(1) CK Hutchison Holdings Limited (SEHK: 00001)

(2) Cheung Kong Property Holdings Limited (SEHK: 01113)

(3) Bank of China Limited (SEHK: 03988)

(4) China Life Insurance (Group) Company (SEHK: 02628)

(5) Orient Overseas (International) Ltd.(SEHK: 00316)

(6) Deutsche Bank AG

(7) CRITIC Securities Company Limited (SEHK: 06030)

(8) ARA Asset Management Limited

(9) D&P China (HK) Limited (previously known as American Appraisal China Limited)

(10) The Hong Kong and Shanghai Banking Corporation Limited (SEHK: 00005)

Definition of related company:

The company who has or controls equity or voting right of another company up to 20% or above shall be a related company of another company. If two companies belong to related companies of a company, the two companies are related companies.

Definition of related person:

The definition of “related person” is the same as that in Hong Kong Securities and Futures Ordinance (Chapter 571)

10.17 (Revocation right for waiver of offer) The Leasing Agreement with signature or seal of the Lessee shall be an irrevocable offer issued by the Lessee to the Lessor. The Lessee shall not cancel the offer before the starting date.

Appendix II-Special conditions

Unless otherwise expressly agreed, if any provisions of the Leasing Agreement are inconsistent with special provisions, the special provisions shall prevail.

(No text below)

Appendix III: Map of tenant unit

Beijing Oriental Plaza Office Tower Wl, 9/F

西区公寓	West apartment
西二办公楼	West II office building
中二办公楼	Central II office building
长安街	Chang’an street

All data shall be subject to the plan finally approved.

Appendix IV-Borrowed supporting materials

(Room 6, 9/F, West I Office Building, Oriental Trading City, Oriental Plaza, Beijing)

Special conditions of mechanical and electrical facilities

The Lessor and the Lessee hereby reach an agreement on special conditions of electrical and mechanical facilities borrowed and installed by the Lessee at the delivery of the tenant unit as follows:

Electrical and mechanical facilities

1. Electrical supply

1.1 Provide a 25A three-phase switch in the power distribution room of the floor

1.2 Lamps

Name	Dimension (mm)	Qty.
Lamp panel R3	1200X300	22
Lamp R3(B)	1200X300	3

Note: R3 lamp is a lamp panel connected lamp. R3 (B) lamp is a lamp panel connected lamp and a standby battery of 2 hours is added.

2. Air conditioner

Only provide fan coil, the equipment list is as follows:

Net cooling two-pipe fan coil connecting switch and solenoid valve

Name	Type	Qty.		Cooling capacity of stand-alone	Volume
		Left	Right		(Length x Width x Height)mm
Fan coil	YFCU-600-HS-CC	2	0	About 4.94KW	1162x485x240
Fan coil	YFCU-800-HS-CC	1	1	About 6.47KW	1462x485x240
Fan coil	YFCU-1200-HS-CC		1	About 7.17KW	1662x485x240
Thermostatic controller	RAB10.1	5		一	——
Electric water flow control valve	MVE21.20	5		一	—

Air supply outlet: 1200x300mm, 10	Return air inlet: 1200x300mm, 6

Note: The Lessee shall remove above supporting materials and recover it to original state when terminating the tenancy.

TA02556-B2 Appendix IV

Standards for Roughcast Houses

Mechanical and electrical part:

Air conditioning system

1. Fan coil, temperature controller, electric valve, air supply/return inlet obtained and installed by the Lessee shall be removed and returned to the property department warehouse. There shall be no damage and equipment can normally work (except normal consumption and abrasion, breakage, damage and artificial destruction shall not be accepted).

2. Freezing or heating supply/return valve and condensate connection, dose barb and VCD connecting port of the building provided for the Lessee shall be removed. The Lessee shall remove above pipes and all facilities and hanging bracket installed for the second decoration.

3. During the second decoration or removal period, if the system pipe of building used by the building is damaged, including valve, VCD, pipe heat preservation, hanging bracket, etc., the Lessee shall repair the damage.

4. The Lessee who installs water chilling unit shall remove the building air conditioning shaft and reserve pipeline and equipment below valve outlet flange, including pipe heat preservation, equipment hanging and foundation.

Power system	1. For knife switch provided to the Lessee, the Lessee shall remove trunking, spool and all auxiliary facilities and hanging bracket installed for second decoration.
2. During the second decoration or removal period, if the ceiling pipe, basin, trunking, hanging racket, etc. of the building are damaged, the Lessee shall repair the damage.

3. The power system installed by the Lessee shall be removed, including all wire, cable, spool, trunking, power distribution box (cabinet), switch, socket, embedded box, etc. from meter port (<100A) or switch port (≥100A) to the tenant unit in the power room of this floor.

4. The Lessee shall remove all lamps in the tenant unit, and return lamp panels and accessories (screws and sling chain) to the building property department warehouse and ensure no damage of appearance and normal use.

5. The Lessee shall install ground wiring and socket and recover ground trunking or trunking in and ground socket in the raised flooring as per original drawings of the building provided.
LV system

1. The Lessee shall remove all communication facilities and cabling from the outgoing line of outgoing line rack of communication room in this floor to the tenant unit, including wire, line pipe, trunking, socket, slab, junction box and other communication equipment.

2. The Lessee shall remove all facilities and wiring from the outlet end of satellite television of LV machine room in this floor to the tenant unit, including wire, cable, spool, trunking, socket, panel, junction box, splitter and other relevant equipment.

Firefighting facilities

1. For indoor fire hydrant provided to the Lessee, the Lessee shall ensure that water gun, water hose and fire extinguisher in the fire hydrant are consistent with the quantity delivered to the Lessee.

2. For smoke/temperature sensing alarm provided to the Lessee, the Lessee shall move above facilities downward for second decoration arrangement and the Lessee shall recover it to original state and fix them below the top plate. When the firefighting power is recovered (smoke sensor displacement, removal, supplement) and CRT address code programming should be done by the organization with firefighting qualification recognized by the building.

3. For firefighting radio loudspeaker provided to the Lessee, the Lessee shall recover it to original state and fix it below the top plate.
4. During the second decoration or removal period, if above facilities appearance or using functions are damaged, the Lessee shall repair the damage.
5. For removal of partition to top in the tenant unit, the Lessee shall recover the fire sprinkler layout as per the drawings of the building and meet the fire codes.
6. The fire sprinkler drainage shall be done by the organization with recognized building firefighting qualification.
Water supply and drainage facilities	1. For domestic water valve provided to the Lessee, the Lessee shall remove above pipes and all auxiliary facilities and hanging bracket installed for second decoration.
1. For drainage pipe joint provided to the Lessee, the Lessee shall remove above pipes and all auxiliary facilities and hanging bracket installed for second decoration.
3. During the second decoration or removal period, if the system pipe of building used by the building is damaged, including valve, water outlet, etc., the Lessee shall repair the damage.

Note: Any change of the tenant unit (including decoration finishing) by the Lessee shall be removed or recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City] when terminating the tenancy. The Lessee shall return electrical, mechanical, civil engineering equipment, facilities and materials to the building. If above standards are not met, the Lessee shall make up or compensate material damage or loss; otherwise, the Lessee shall make compensation to the Lessor as per the quotation of the Lessor. Above standards are general standards for decoration removal and only for reference. The Lessee shall observe site guiding conditions. For site guidance of the Lessor’s engineer, please make appointment at least 24 hours in advance (at least one working day).

Public area

1. The Lessee shall remove and recover the Construction project (as per approved construction content) in public area to the delivery state recorded in the unit acceptance form of [Oriental Trading City] when terminating the tenancy. Inspection and acceptance shall be performed by electrical and mechanical organization recognized by the building after completion of construction.

2. Aisle: Ceiling: it’s flat and free of stain, deformation, staggering; W angle is smooth and undamaged.
Wallpaper: it’s free of damage, defect and stain, it’s flat, and the escape map is not lost or damaged.

Door: characters on the door are clear, signs are complete, hardware parts are complete without loss and normally open fire door shall meet the using function requirement and door pocket is free of damage. (Including fire hydrant box and door)

Carpet: it’s free of damage, loss, stain and it’s flat, firm and clean.
Skirting board: no damage, loss, straight, no stain, crack, etc.
3. Sharing lobby:
Ceiling is flat and the access hole is complete without stain and loss.
Wall: tile is free of damage, scratch, stain, etc. and signboard is complete.
Ground: tile is free of damage, pit, scratch and stain
Cargo elevator: floor door pocket is free of damage and scratch.
Door: it’s free of damage, paint removing, stain, hardware is complete, it’s normally opened and closed. The door glass shall be free of damage, loss, scratch, etc. (including fire hydrant box door).
4. Toilet:
All civil engineering supporting facilities are complete (soap dispenser, access hole, etc.) and there is no damage and loss. The deck plate is free of damage, scratch, etc.
Ceiling: the ceiling is free of stain, damage and deformation but flat.
Wall: stone is free of stain, damage, loss but flat.
Ground: stone is free of stain and scratch and it’s flat, etc.
Door: including partition door is free of damage and scratch, hardware is complete, and sign is free of damage and loss. it’s normally opened and closed.

5. Elevator lobby:
Ceiling: complete without damage,
Wall: stone is free of scratch, breakage, stain and deformation, and it’s flat.
Ground: stone is free of damage, stain and yellowing, and it’s flat.
Various civil engineering supporting facilities are complete (such as laquered board).

Note: Any change of the tenant unit (including decoration finishing) by the Lessee shall be removed or recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City] when terminating the tenancy. The Lessee shall return electrical, mechanical, civil engineering equipment, facilities and materials to the building. If above standards are not met, the Lessee shall make up or compensate material damage or loss; otherwise, the Lessee shall make compensation to the Lessor as per the quotation of the Lessor.

Above standards are general standards for decoration removal and only for reference. The Lessee shall observe site guiding conditions. For site guidance of the Lessor’s engineer, please make appointment at least 24 hours in advance (at least one working day).

Civil engineering part:

Ground	West office	1F	Structural floor (with elevation about 60mm lower than main channel)
2-10F

The cement mortar ground and floor slab surface shall be free of holes and unevenness (mortar and other binding materials shall be completely cleared), rubbish, loss, stain, etc. (elevation as the corridor ground). Ground shall be recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City]

11-15F

The raised flooring and floor slab surface shall be free of holes and unevenness (mortar and other binding materials shall be completely cleared), rubbish, loss, stain, etc. (elevation as the corridor ground). Ground shall be recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City]

	Central office	1F	Structural floor (with elevation about 60mm lower than main channel)
2-10F

The cement mortar ground and floor slab surface shall be free of holes and unevenness (mortar and other binding materials shall be completely cleared), rubbish, loss, stain, etc. (elevation as the corridor ground). Ground shall be recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City]

11-15F

The raised flooring and floor slab surface shall be free of holes and unevenness (mortar and other binding materials shall be completely cleared), rubbish, loss, stain, etc. (elevation as the corridor ground). Ground shall be recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City]

	East office	1F	Structural floor (with elevation about 60mm lower than main channel)
2-18F

The cement mortar ground and floor slab surface shall be free of holes and unevenness (mortar and other binding materials shall be completely cleared), rubbish, loss, stain, etc. (elevation as the corridor ground). Ground shall be recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City]

19-21F

The raised flooring and floor slab surface shall be free of holes and unevenness (mortar and other binding materials shall be completely cleared), rubbish, loss, stain, etc. (elevation as the corridor ground). Ground shall be recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City]

Wall column surface

The partition wall of tenant unit adopts 100-thick light steel keel two-side gypsum board partition filled with 50-thick rock wool, which is scraped and applied with three layers of white emulsion paint (ICI).

Fire wall of the tenant unit adopts frame structure light cement brick wall with thickness of 150mm. It’s free of hole and unevenness (the surface is detected by a 2m ruler and wedge plug ruler and the permissible deviation is less than 2mm). Painting (height of 2.4m) The fire wall is set as per standard of Oriental Plaza. The wall is recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City].

Remove various appendant of wall.

Curtain wall	The aluminium sash shall be free of unevenness, stain, hole, scratch, deformation, damage, color change, etc. The glass shall be complete without damage, scratch, stain and other ornaments.
Door

East office building: wooden door is a maple wood door, glass door hardware is DORMA and glass is 10mm thick tempered glass or laminated fireproof glass. Wooden door hardware POSCO, paint oil. It’s intact and free of damage, the surface is free of crack, paint removing and scratch, hardware is complete and it’s normally opened and closed.

Central office building: same as East office building.

West office building: door closer is DORMA, wooden door is Shuixiliu solid wood, mixed oil, yogon and others are the same as East and Central office building. It’s intact and free of damage, the surface is free of crack, paint removing and scratch, hardware is complete and it’s normally opened and closed.

Ceiling

The Lessee shall return ceiling provided by the Lessor (only including the whole ceiling of original size). Recycling standard requirement:

1. No damage, hole and scratch

2. It’s hung flatly without unevenness and upwarping. For fading after normal use, the whole ceiling can be recycled.

3. (Blank) is recovered to concrete structure surface. The surface shall be flat and clean and free of obvious hole (hole shall be repaired by C35 cement mortar as per the specification). There is no excessive boom and lifting parts.

Heat exhaust valve	The surface is free of damage, stain, paint removing and pit. The heat exhaust valve and cover plate shall be complete, and free of damage and stain. There is no rubbish between heat exhaust valve and curtain wall.

Note: Any change of the tenant unit (including decoration finishing) by the Lessee shall be removed or recovered to the delivery state recorded in the unit acceptance form of [Oriental Trading City] when terminating the tenancy. The Lessee shall return electrical, mechanical, civil engineering equipment, facilities and materials to the building. If above standards are not met, the Lessee shall make up or compensate material damage or loss; otherwise, the Lessee shall make compensation to the Lessor as per the quotation of the Lessor.

Above standards are general standards for decoration removal and only for reference. The Lessee shall observe site guiding conditions. For site guidance of the Lessor’s engineer, please make appointment at least 24 hours in advance (at least one working day).